Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-174578, 333-169901, 333-169307, 333-163834 and 333-163424) and on Form S-8 (Nos. 333-178573, 333-167082 and 333-140088) of Regency Energy Partners LP of our report dated February 17, 2012 relating to the financial statements of Midcontinent Express Pipeline LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 17, 2012